Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Spinnaker ETF Series and to the use of our report dated August 2x, 2025 on the financial statements and financial highlights of UVA Unconstrained Medium Term Fixed Income ETF, a series of the Spinnaker ETF Series, appearing in Form N-CSR for the year ending June 30, 2025, which is incorporated by reference into the Registration Statement.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 27, 2025